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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (Date of earliest event reported):      February 27, 1997



                            CAMCO INTERNATIONAL INC.
               (Exact name of registrant as specified in charter)



           DELAWARE                 1-10718               13-3517570
   (State of Incorporation)  (Commission File No.)     (I.R.S. Employer
                                                     Identification No.)



         7030 ARDMORE
        HOUSTON, TEXAS                                      77054
(Address of Principal Executive Offices)                  (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (713) 747-4000



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                        Exhibit Index Appears on Page 5
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ITEM 5.  OTHER EVENTS.

         On February 27, 1997, Camco International Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with a wholly owned subsidiary of the Company and Production Operators Corp, a Delaware corporation ("POC"), providing for the acquisition by the Company of POC pursuant to an expected tax free merger (the "Merger") in which the stockholders of POC will receive 1.30 shares of the Company's common stock, $.01 par value ("Company Common Stock"), in exchange for each outstanding share of POC common stock, $1.00 par value ("POC Common Stock"). Based on the number of shares of POC Common Stock outstanding as of February 26, 1997, a total of approximately 13,268,330 shares of Company Common Stock would be issued in the Merger. In addition, approximately 469,350 shares of Company Common Stock would be reserved for issuance by the Company for outstanding options under POC's benefit plans.

         As a condition to the execution of the Merger Agreement, the Company was granted an irrevocable proxy from the holders of approximately 19% of the outstanding shares of POC Common Stock. Under the terms of such irrevocable proxy, the holders have agreed and appointed the Company as the proxy for such holders to vote each of such holder's shares of POC Common Stock (i) in favor of the approval of the Merger Agreement and the consummation of all other transactions contemplated by the Merger Agreement, (ii) against any takeover proposal (as defined in the Merger Agreement) involving POC, or any action or agreement that would result in a breach of any convenant, representation or warranty or any other obligation or agreement of POC under the Merger Agreement or which could result in any of the conditions to POC's obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter relating to consummation of the transactions contemplated by the Merger Agreement.

         Following the close of the Merger, Gary D. Nicholson will continue to serve as chairman and chief executive officer of the Company and Carl W. Knobloch, Jr. will serve as an advisory director of the Company. In addition, one POC director, to be mutually agreed upon by the Company and POC, will be appointed to the board of directors of the Company.

         The Merger is subject to various conditions, including the receipt of all required regulatory approvals and the expiration or termination of all waiting periods (and extensions thereof) under the Hart-Scott-Rodino Act. Although there can be no assurance that the Merger will close, the Company currently anticipates that the acquisition will be consummated shortly after the receipt of such regulatory approvals and the approval of the Merger by the stockholders of the Company and POC.





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         Under the terms of the Merger Agreement, POC may terminate the Merger
Agreement if it receives a takeover proposal (as defined in the Merger Agreement) that, in the exercise of the fiduciary obligations of the Board of Directors of POC, the Board of Directors of POC determine to be a superior proposal (as defined in the Merger Agreement) and at least three business days notice is provided to the Company of that proposal and the intent to terminate. The Company may also terminate the Merger Agreement if (i) the Board of Directors of POC withdraws or modifies, or proposes to withdraw or modify, in a manner adverse to the Company, the approval or recommendation of the Merger by the Board of Directors of POC or take any action having that effect, (ii) the Board of Directors of POC approves or recommends, or proposes to approve or recommend, any takeover proposal by any person other than the Company or (iii) the Company receives a takeover proposal involving the Company and the Company's Board of Directors, in the exercise of its fiduciary obligations, determines that it is necessary to withdraw and modify its approval or recommendation of the Merger and certain notices are provided to POC. If POC terminates the Merger Agreement under the circumstances described above or the Company terminates the Merger Agreement under clauses (i) or (ii) above, the Company will be entitled to a termination fee equal to $15,000,000. The Company will also be entitled to the termination fee if, before the termination of the Merger Agreement, a takeover proposal is made or publicly announced and the stockholders of POC do not approve the Merger and at any time prior to six months after the date of the termination of the Merger Agreement the proposed acquiror or any affiliate of that person effects an Alternative Transaction (as defined in the Merger Agreement). If the Company terminates the Merger Agreement because it has received a takeover proposal involving the Company, POC will be entitled to a $15,000,000 termination fee.

         The description of the terms and provisions of the Merger Agreement and irrevocable proxy in this report are qualified in their entirety by reference to the Merger Agreement and irrevocable proxy that are filed as exhibits hereto and are hereby incorporated herein by reference. A copy of the press release announcing the signing of the Merger Agreement is filed as Exhibit 99.1 and is hereby incorporated herein by reference.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

         (c)     Exhibits.

         2.1     -        Agreement and Plan of Merger dated as of February 27,
                          1997, by and among Camco International Inc., Plane
                          Acquisition Corp. and Production Operators Corp.

         2.2     -        Irrevocable Proxy dated February 27, 1997.

         99.1    -        Press Release of the Company dated February 27, 1997,
                          announcing the signing of the Merger Agreement.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          CAMCO INTERNATIONAL INC.



Dated: March 7, 1997                   /s/ RONALD R. RANDALL
                          ------------------------------------------------------
                                           Ronald R. Randall
                                  Vice President, General Counsel
                                           and Secretary





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                               INDEX TO EXHIBITS


        Number                                             Exhibit
        ------                                             -------
          2.1           Agreement  and Plan of Merger  dated as of  February 27, 1997,  by and among
                        Camco International  Inc., Plane Acquisition Corp.  and Production Operators
                        Corp.

          2.2           Irrevocable Proxy dated February 27, 1997.

         99.1           Press  Release  of  the Company  dated  February  27,  1997, announcing  the signing of the Merger Agreement.





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